UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 9, 2015

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 13, 2015, Innovus Pharmaceuticals, Inc., ("Innovus Pharma") announced that it had entered into an exclusive license and distribution agreement with Oz Biogenics based in Australia (“Oz Biogenics”) under which Innovus Pharma has granted to Oz Biogenics an exclusive ten year distribution right to market and sell in Mynamar and Vietnam, Innovus Pharma’s products including Zestra® to increase Female Sexual Arousal and Desire and Satisfaction, EjectDelay® for treating premature ejaculation, Sensum+® to increase penile sensitivity, Vesele® for sexual functions and cognitive responses and Zestra Glide® the high viscosity water based lubricant. The annual minimum orders are approximately eight hundred sixty five thousand dollars over the ten year term of the agreement.

A copy of the press release regarding the above-described agreement is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1             Press Release issued April 13, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2015	INNOVUS PHARMACEUTICALS, INC.
By:	/s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer